Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-160264) of Xerox Corporation of our report dated June 29, 2017 relating to the financial statements of the Xerox Corporation Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Stamford, CT
June 29, 2017